STOCK ORDER FORM

Atlantic Coast Financial Corporation

Stock Information Center
C/O Stifel Nicolaus
18 Columbia Turnpike
Florham Park, NJ 07932

Call us toll-free,
at 1-(___) ___-___

For Internal Use Only

BATCH #________ ORDER #________ CATEGORY ________

REC'D ________ O ________ C ________

ORDER DEADLINE & DELIVERY: A Stock Order Form, properly completed and with full payment, must be received (not postmarked) by 2:00 p.m., Eastern Time, on ____, 2010. Subscription rights will become void after this time. Stock Order Forms can be delivered by using the enclosed Stock Order Reply Envelope, by overnight delivery to the Stock Information Center address on this form or by hand-delivery to Atlantic Coast Bank's main banking office, located at 505 Haines Ave., Waycross, Georgia or our Deerwood Park office, located at 10328 Deerwood Park Blvd., Jacksonville, Florida. Hand-delivered Stock Order Forms will only be accepted at these locations. You may NOT deliver this form to other Atlantic Coast Bank offices. Please do not mail Stock Order Forms to Atlantic Coast Bank. **Faxes or copies of this form are not required to be accepted.**

PLEASE PRINT CLEARLY AND COMPLETE ALL APPLICABLE SHADED AREAS – READ THE ENCLOSED STOCK ORDER FORM INSTRUCTIONS (BLUE SHEET) AS YOU COMPLETE THIS FORM

(1) NUMBER OF SHARES	SUBSCRIPTION PRICE PER SHARE		(2) TOTAL PAYMENT DUE
	X $10.00	=	$ .00

Minimum Number of Shares: 25 ($250).
See Stock Order Form Instructions for more information regarding maximum purchase.

(3) METHOD OF PAYMENT – CHECK OR MONEY ORDER

Enclosed is a personal check, bank check or money order made payable to **Atlantic Coast Financial Corporation** in the amount of: $ .00

Cash, wire transfers and third party checks will not be accepted for this purchase. Checks and money orders will be cashed upon receipt. Atlantic Coast Bank line of credit checks may not be remitted as payment.

(4) METHOD OF PAYMENT – DEPOSIT ACCOUNT WITHDRAWAL

The undersigned authorizes withdrawal from the Atlantic Coast Bank deposit account(s) listed below. There will be no early withdrawal penalty applicable for funds authorized on this form. Funds designated for withdrawal must be in the account(s) listed at the time this form is received. IRA and other retirement accounts held at Atlantic Coast Bank, and accounts with check-writing privileges may NOT be listed for direct withdrawal below.

For Internal Use Only	Atlantic Coast Bank Deposit Account Number(s)	Withdrawal Amount(s)
		$ .00
		$ .00
		$ .00
	Total Withdrawal Amount	$ .00

ATTACH A SEPARATE PAGE IF ADDITIONAL SPACE IS NEEDED.

(5) PURCHASER INFORMATION

Subscription Offering. Check the one box that applies, as of the earliest date, to the purchaser(s) listed in Section 9:

a. ☐ Depositors with accounts at Atlantic Coast Bank with aggregate balances of at least $50 at the close of business on March 31, 2009.

b. ☐ Depositors with accounts at Atlantic Coast Bank with aggregate balances of at least $50 at the close of business on ______, 2010.

c. ☐ Depositors with accounts at Atlantic Coast Bank at the close of business on ______, 2010.

Community Offering. If (a) through (c) above do not apply to the purchaser(s) listed in Section 9, check the first box that applies to this order:

d. ☐ You are a resident of one of the Georgia or Florida counties listed on the Prospectus page__. (please write your county of residence in Section 9)

e. ☐ You were an Atlantic Coast Federal Corporation stockholder as of ______, 2010.

ACCOUNT INFORMATION – SUBSCRIPTION OFFERING

If you checked box (a), (b) or (c) under "Subscription Offering," please provide the following information as of the eligibility date under which purchaser(s) listed in Section 9 below qualify in the Subscription Offering:

Deposit Account Title (Name(s) on Account)	Atlantic Coast Bank Deposit Account Number

NOTE: NOT LISTING ALL ELIGIBLE ACCOUNTS, OR PROVIDING INCORRECT OR INCOMPLETE INFORMATION, COULD RESULT IN THE LOSS OF ALL OR PART OF ANY SHARE ALLOCATION. ATTACH A SEPARATE PAGE IF ADDITIONAL SPACE IS NEEDED.

(6) MANAGEMENT AND EMPLOYEES Check if you are an Atlantic Coast Federal, MHC, Atlantic Coast Financial Corporation or Atlantic Coast Bank:

☐ Director ☐ Officer ☐ Employee ☐ Immediate family member, as defined on the Stock Order Form Instructions.

(7) MAXIMUM PURCHASER IDENTIFICATION

☐ Check here if you, individually or together with others (see Section 8), are subscribing in the **Subscription Offering** for the maximum purchase allowed.

(8) ASSOCIATES/ACTING IN CONCERT

☐ Check here if you, or any associates or persons acting in concert with you, have submitted other orders for shares in the **Subscription Offering**. If you check the box, list below all other orders submitted by you or your associates or by persons acting in concert with you. (continued on reverse side of this form)

Name(s) listed in Section 9 on other Stock Order Forms	*Number of shares ordered*	*Name(s) listed in Section 9 on other Stock Order Forms*	*Number of shares ordered*

(9) STOCK REGISTRATION The name(s) and address that you provide below will be reflected on your stock certificate, and will be used for communications related to this order. Please PRINT clearly and use full first and last name(s), not initials. If purchasing in the Subscription Offering, you may not add the name(s) of persons/entities who do not have subscription rights or who qualify only in a lower purchase priority than yours. See Stock Order Form Instructions for further guidance.

First Name, Middle Initial, Last Name				*Reporting SSN/Tax ID No.*
First Name, Middle Initial, Last Name				*SSN/Tax Id No.*
Street				*Daytime Phone Number **(important)***
*City **(important)***	*State*	*Zip*	*County **(important)***	*Evening Phone Number **(important)***

(10) FORM OF STOCK OWNERSHIP Check the applicable box. See Stock Order Form Instructions for ownership definitions.

☐ Individual ☐ Joint Tenants ☐ Tenants in Common ☐ Uniform Transfer to Minors Act *(for reporting SSN, use minor's)*

☐ Corporation/Partnership ☐ Other ____________

FOR BROKER USE ONLY

☐ IRA
SSN of Beneficial Owner: _____-____-_____

(11) ACKNOWLEDGMENT AND SIGNATURE(S)

I understand that, to be effective, this form, properly completed, together with full payment, must be received no later than 2:00 p.m., Eastern Time, on _______, 2010, otherwise this form and all subscription rights will be void. *(continued on reverse side of this form)*

ORDER NOT VALID UNLESS SIGNED

ONE SIGNATURE REQUIRED, UNLESS SECTION 4 OF THIS FORM INCLUDES ACCOUNTS REQUIRING MORE THAN ONE SIGNATURE TO AUTHORIZE WITHDRAWAL. IF SIGNING AS A CUSTODIAN, TRUSTEE, CORPORATE OFFICER, ETC., PLEASE INCLUDE YOUR FULL TITLE.

Signature (title, if applicable) Date Signature (title, if applicable) Date

(Over)

STOCK ORDER FORM – SIDE 2

(8) ASSOCIATES/ACTING IN CONCERT (continued from front of Stock Order Form)

Associate – The term "associate" of a person means:

(1) any corporation or organization, other than Atlantic Coast Federal Corporation, Atlantic Coast Federal, MHC or Atlantic Coast Bank or a majority-owned subsidiary of Atlantic Coast Federal, MHC or Atlantic Coast Bank, of which the person is a senior officer, partner or 10% beneficial stockholders;

(2) any trust or other estate in which the person has a substantial beneficial interest or serves as a trustee or in a similar fiduciary capacity; provided, however, it does not include any employee stock benefit plan in which the person has a substantial beneficial interest or serves as a trustee or in a similar fiduciary capacity; and

(3) any blood or marriage relative of the person, who either has the same home as the person or who is a director or officer of Atlantic Coast Federal Corporation or Atlantic Coast Bank.

Acting in concert – The term "acting in concert" means:

(1) knowing participation in a joint activity or interdependent conscious parallel action towards a common goal whether or not pursuant to an express agreement; or

(2) a combination or pooling of voting or other interests in the securities of an issuer for a common purpose pursuant to any contract, understanding, relationship, agreement or other arrangement, whether written or otherwise.

A person or company that acts in concert with another person or company ("other party") will also be deemed to be acting in concert with any person or company who is also acting in concert with that other party, except that any tax-qualified employee stock benefit plan will not be deemed to be acting in concert with its trustee or a person who serves in a similar capacity solely for the purpose of determining whether common stock held by the trustee and common stock held by the employee stock benefit plan will be aggregated.

We have the sole discretion to determine whether prospective purchasers are "associates" or "acting in concert." Persons having the same address, and persons exercising subscription rights through qualifying deposits registered at the same address, will be deemed to be acting in concert unless we determine otherwise.

Please see the Prospectus section entitled "The Conversion Offering – Additional Limitations on Common Stock Purchases in the Conversion Offering" for more information on purchase limitations.

(11) ACKNOWLEDGEMENT AND SIGNATURE(S) (continued from front of Stock Order Form)

I agree that, after receipt by Atlantic Coast Financial Corporation, this Stock Order Form may not be modified or canceled without Atlantic Coast Financial Corporation's consent, and that if withdrawal from a deposit account has been authorized, the authorized amount will not otherwise be available for withdrawal. Under penalty of perjury, I certify that (1) the Social Security or Tax ID information and all other information provided hereon are true, correct and complete, **(2) I am purchasing shares solely for my own account and there is no agreement or understanding regarding the sale or transfer of such shares, or my right to subscribe for shares,** and (3) I am not subject to backup withholding tax [cross out (3) if you have been notified by the IRS that you are subject to backup withholding]. I acknowledge that my order does not conflict with the overall purchase limitation of _______ in all categories of the conversion offering combined, for any person or entity, together with associates or persons acting in concert with such person or entity, as set forth in the Plan of Conversion and Reorganization and the Prospectus.

Subscription rights pertain to those eligible to subscribe in the Subscription Offering. Subscription rights are only exercisable by completing and submitting a Stock Order Form, with full payment for the shares subscribed for. Federal regulations prohibit any person from transferring or entering into any agreement directly or indirectly to transfer the legal or beneficial ownership of subscription rights, or the underlying securities, to the account of another.

I ACKNOWLEDGE THAT THESE SECURITIES ARE NOT DEPOSITS OR ACCOUNTS AND ARE NOT INSURED OR GUARANTEED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENT AGENCY.

If anyone asserts that the shares of common stock are federally insured or guaranteed, or are as safe as an insured deposit, I should call the Office of Thrift Supervision Consumer Inquiries, toll-free, at (800) 842-6929.

I further certify that, before purchasing the common stock of Atlantic Coast Financial Corporation, I received the Prospectus dated ________, 2010, and that I have read the terms and conditions described in the Prospectus, including disclosure concerning the nature of the security being offered and the risks involved in the investment, described by Atlantic Coast Financial Corporation in the "Risk Factors" section, beginning on page _____. Risks include, but are not limited to the following:

1. If our non-performing assets increase, our earnings will suffer.
2. We have experienced net losses for the first quarter of 2010 and each of the last two fiscal years and we may not return to profitability in the near future.
3. We may be unable to successfully implement our business strategy and as a result, our financial condition and results of operations may be negatively affected.
4. The geographic concentration in loans secured by one- to four-family residential real estate may increase credit losses, which could increase the level of provision for loan losses.
5. Our loan portfolio possesses increased risk due to our number of commercial real estate, commercial business, construction and multi-family loans and consumer loans, which could increase the level of provision for loan losses.
6. The loan portfolio possesses increased risk due to portfolio lending during a period of rising real estate values, high sales volume activity and historically low interest rate environment.
7. High loan-to-value ratios on a portion of our residential mortgage loan portfolio expose us to greater risk of loss.
8. If the allowance for loan losses is not sufficient to cover actual losses, income and capital will be negatively affected.
9. We could record future losses on our holdings of private label securities. In addition, we may not receive full future interest payments on these securities.
10. Future changes in interest rates could impact our financial condition and results of operations.
11. Our operating expenses are high as a percentage of our net interest income and non-interest income, making it more difficult to maintain profitability.
12. If economic conditions continue to deteriorate or the economic recovery remains slow over an extended period of time in our primary market areas of Jacksonville, Florida and Ware County, Georgia, our results of operations and financial condition could be adversely impacted as borrowers' ability to repay loans declines and the value of the collateral securing the loan decreases.
13. The United States economy remains weak and unemployment levels are high. A prolonged economic downturn, especially one affecting our geographic market area, will adversely affect our business and financial results.
14. The slowing and uncertain economy in Florida has negatively impacted our ability to grow loans in our primary market area, and combined with strong competition, may further reduce our ability to obtain loans and also decrease our yield on loans.
15. Strong competition in our primary market area may reduce our ability to attract and retain deposits and also increase our cost of funds.
16. We may not be able to realize our deferred tax asset.
17. Atlantic Coast Federal Corporation's expenses will increase as a result of increases in Federal Deposit Insurance Corporation insurance premiums.
18. Our wholesale funding sources may prove insufficient to replace deposits at maturity and support our future growth.
19. Our memorandum of understanding with the Office of Thrift Supervision imposes certain limits on our operations and could affect our liquidity.
20. Atlantic Coast Bank operates in a highly regulated environment and may be adversely affected by changes in laws and regulations.
21. Financial reform legislation recently enacted by Congress will, among other things, eliminate the Office of Thrift Supervision, tighten capital standards, create a new Consumer Financial Protection Bureau and result in new laws and regulations that are expected to increase our costs of operations.
22. Changes in laws and regulations and the cost of regulatory compliance with new laws and regulations may adversely affect our operations and our income.
23. Our Executive Chairman of the Board also serves as the president and chief executive officer of another financial institution and such responsibilities could affect his ability to devote sufficient time to his position with Atlantic Coast Finacial Corporation.
24. System failure or breaches of our network security could subject us to increased operating costs as well as litigation and other liabilities.
25. We intend to conduct a stock offering as soon as practicable following our conversion offering, which may dilute your stock ownership. There also may be additional future sales or other dilution of our equity, which may adversely affect the market price of our common stock.
26. The future price of the shares of common stock may be less than the $10.00 purchase price per share in the offering.
27. Our failure to effectively deploy the net proceeds may have an adverse impact on our financial performance and the value of our common stock.
28. There may be future sales or other dilution of our equity, which may adversely affect the market price of our common stock.
29. Our stock-based benefit plans would increase our expenses and reduce our income.
30. The implementation of stock-based benefit plans may dilute your ownership interest.
31. Our current intention is to adopt stock-based benefit plans more than one year following the conversion offering. Stock-based benefit plans adopted more than one year following the conversion offering may exceed regulatory restrictions on the size of stock-based benefit plans adopted within one year, which would further increase our costs.
32. Various factors may make takeover attempts more difficult to achieve.
33. There may be a decrease in stockholders' rights for existing stockholders of Atlantic Coast Federal Corporation.
34. You may not revoke your decision to purchase Atlantic Coast Financial Corporation common stock in the subscription or community offerings after you send us your order.
35. An active trading market for our common stock may not develop.
36. The distribution of subscription rights could have adverse income tax consequences.

By executing this form, the investor is not waiving any rights under the federal securities laws, including the Securities Act of 1933 and the Securities Exchange Act of 1934.

← **See Front of Stock Order Form**

ATLANTIC COAST FINANCIAL CORPORATION
STOCK ORDER FORM INSTRUCTIONS

Sections (1) and (2) – Number of Shares and Total Payment Due. Indicate the Number of Shares that you wish to subscribe for and the Total Payment Due. Calculatee Total Payment Due by multiplying the number of shares by the $10.00 price per share. The minimum purchase is 25 shares ($250). The maximum allowable purchase in the conversion offering by an individual is 5% of the common stock sold in the offering (______ shares at the minimum of the offering range and ______ shares at the maximum of the offering range). Further, no individual or entity, together with associates or persons acting in concert with such person or entity, may purchase more than 5% of the common stock sold in the offering (______ shares at the minimum of the offering range and ______ shares at the maximum of the offering range), in all categories of the conversion offering combined. Current Atlantic Coast Federal Corporation stockholders are subject to these purchase limitations and to an overall ownership limitation. Please see the Prospectus section entitled "The Conversion Offering - Additional Limitations on Common Stock Purchases in the Conversion Offering" for more specific information. By signing this form, you are certifying that your order does not conflict with these purchase limitations.

Section (3) – Method of Payment – Check or Money Order. Payment may be made by including with this form a personal check, bank check or money order made payable to Atlantic Coast Financial Corporation. These will be cashed upon receipt; the funds remitted by personal check must be available within the account(s) when your Stock Order Form is received. Indicate the amount remitted. Interest will be calculated at 0.10% from the date payment is processed until the offering is completed, at which time a subscriber will be issued a check for interest earned. Please do not remit cash, an Atlantic Coast Bank line of credit check, wire transfers or third party checks for this purchase.

Section (4) – Method of Payment – Deposit Account Withdrawal. Payment may be made by authorizing a direct withdrawal from your Atlantic Coast Bank deposit account(s). Indicate the account number(s) and the amount(s) you wish withdrawn. Attach a separate page, if necessary. Funds designated for withdrawal must be available within the account(s) at the time this Stock Order Form is received. Upon receipt of this order, we will place a hold on the amount(s) designated by you – the funds designated will be unavailable to you for withdrawal thereafter. The funds will continue to earn interest within the account(s) at the contract rate, and account withdrawals will be made at the completion of the offering. There will be no early withdrawal penalty for withdrawal from an Atlantic Coast Bank certificate of deposit account. Note that you may NOT designate deposit accounts with check-writing privileges. Submit a check instead. If you request direct withdrawal, we reserve the right to interpret that as your authorization to treat those funds as if we had received a check for the designated amount, and we will immediately withdraw the amount from your checking account. Additionally, you may not designate direct withdrawal from an Atlantic Coast Bank IRA or other retirement account. **For guidance on using retirement funds, whether held at Atlantic Coast Bank or elsewhere, please contact the Stock Information Center as soon as possible preferably at least two weeks before the _____, 2010 offering deadline, and see the Prospectus section entitled "The Conversion Offering - Procedure for Purchasing Shares – Using Individual Retirement Account Funds"** Your ability to use retirement accounts to buy shares cannot be guaranteed and depends on various factors, including timing constraints and where those funds are currently held.

Section (5) – Purchaser Information. Please check the one box that applies to the subscriber(s) listed in Section 9 of this form. Purchase priorities in the Subscription Offering are based on eligibility dates. Boxes (a), (b) and (c) refer to the **Subscription Offering.** If you checked one of these boxes, list all Atlantic Coast Bank deposit account numbers that the subscriber(s) had ownership in as of the applicable eligibility date. Include all forms of account ownership (e.g. individual, joint, IRA, etc.) If purchasing shares for a minor, list only the minor's eligible accounts. If purchasing shares for a corporation or partnership, list only that entity's eligible accounts. Attach a separate page, if necessary. **Failure to complete this section, or providing incorrect or incomplete information, could result in a loss of part or all of your share allocation in the event of an oversubscription.** Boxes (d), and (e) refer to the **Community Offering.** Orders placed in the Subscription Offering will take preference over orders placed in the Community Offering. See the Prospectus section entitled "The Conversion Offering," for further details about the Subscription and Community Offerings.

Section (6) – Management and Employees. Check the box if you are an Atlantic Coast Federal, MHC, Atlantic Coast Financial Corporation or Atlantic Coast Bank director, officer or employee, or a member of their immediate family. Immediate family includes spouse, parents, siblings and children who reside in the same house as the director, officer or employee.

Section (7) – Maximum Purchaser Identification. Check the box, if applicable.

Section (8) – Associates/Acting in Concert. Check the box, if applicable, and provide the requested information. Attach a separate page, if necessary.

Section (9) – Stock Registration. Clearly PRINT the name(s) in which you want the shares registered and the mailing address for all correspondence related to your order, including a stock certificate. Each Stock Order Form will generate one stock certificate, subject to the stock allocation provisions described in the Prospectus. **IMPORTANT: Subscription rights are non-transferable.** If placing an order in the Subscription Offering, you may not add the names of persons/entities who do not have subscription rights or who qualify only in a lower purchase priority than yours. A Social Security or Tax ID Number must be provided. The first number listed will be identified with the stock certificate for tax reporting purposes. Listing at least one phone number is important, in the event we need to contact you about this form. **NOTE FOR FINRA MEMBERS (Formerly NASD):** If you are a member of the Financial Industry Regulatory Authority ("FINRA"), formerly the National Association of Securities Dealers ("NASD"), or a person affiliated or associated with a FINRA member, you may have additional reporting requirements. Please report this subscription in writing to the applicable department of the FINRA member firm within one day of payment thereof.

Section (10) – Form of Stock Ownership. For reasons of clarity and standardization, the stock transfer industry has developed uniform stockholder registrations for issuance of stock certificates. Beneficiaries may not be named on stock registrations. If you have any questions on wills, estates, beneficiaries, etc., please consult your legal advisor. When registering stock, do not use two initials – use the full first name, middle initial and last name. Omit words that do not affect ownership such as "Dr." or "Mrs." Check the one box that applies.

Buying Stock Individually – Used when shares are registered in the name of only one owner. To qualify in the Subscription Offering, the purchaser named in Section 9 of the Stock Order Form must have had an eligible deposit account at Atlantic Coast Bank on March 31, 2009, _____, 2010 or _____, 2010.

Buying Stock Jointly – To qualify in the Subscription Offering, the persons named in Section 9 of the Stock Order Form must have had an eligible deposit account at Atlantic Coast Bank on March 31, 2009, _____, 2010 or _____, 2010.

Joint Tenants – Joint Tenancy (with Right of Survivorship) may be specified to identify two or more owners where ownership is intended to pass automatically to the surviving tenant(s). All owners must agree to the sale of shares.

Tenants in Common – May be specified to identify two or more owners where, upon the death of one co-tenant, ownership of the stock will be held by the surviving co-tenant(s) and by the heirs of the deceased co-tenant. All owners must agree to the sale of shares.

Buying Stock for a Minor – Shares may be held in the name of a custodian for a minor under the Uniform Transfer to Minors Act. To qualify in the Subscription Offering, the minor (not the custodian) named in Section 9 of the Stock Order Form must have had an eligible deposit account at Atlantic Coast Bank on March 31, 2009, _____, 2010 or _____, 2010.

The standard abbreviation for custodian is "CUST." The Uniform Transfer to Minors Act is "UTMA." Include the state abbreviation. For example, stock held by John Smith as custodian for Susan Smith under the GA Uniform Transfer to Minors Act, should be registered as John Smith CUST Susan Smith UTMA-GA (list only the minor's social security number).

Buying Stock for a Corporation/Partnership – On the first name line, indicate the name of the corporation or partnership and indicate that entity's Tax ID Number for reporting purposes. To qualify in the Subscription Offering, the corporation or partnership named in Section 9 of the Stock Order Form must have had an eligible deposit account at Atlantic Coast Bank on March 31, 2009, _____, 2010 or _____, 2010.

Buying Stock in a Trust/Fiduciary Capacity – Indicate the name of the fiduciary and the capacity under which the fiduciary is acting (for example, "Executor"), or name of the trust, the trustees and the date of the trust. Indicate the Tax ID Number to be used for reporting purposes. To qualify in the Subscription Offering, the entity named in Section 9 of the Stock Order Form must have had an eligible deposit account at Atlantic Coast Bank on March 31, 2009, _____, 2010 or _____, 2010.

Buying Stock in a Self-Directed IRA *(for trustee/broker use only)* – Registration should reflect the custodian or trustee firm's registration requirements. For example, on the first name line indicate the name of the brokerage firm, followed by CUST or TRUSTEE. On the second name line, indicate the name of the beneficial owner (for example, "FBO John SMITH IRA"). You can indicate an account number or other underlying information, and the custodian or trustee firm's address and department to which all correspondence should be mailed related to this order, including a stock certificate. Indicate the TAX ID Number under which the IRA account should be reported for tax purposes. To qualify in the Subscription Offering, the beneficial owner named in Section 9 of this form must have had an eligible deposit account at Atlantic Coast Bank on March 31, 2009, _____, 2010 or _____, 2010.

Section(11) – Acknowledgment and Signature(s). Sign and date the Stock Order Form where indicated. Before you sign, please carefully review the information you provided and read the acknowledgment. Verify that you have printed clearly and completed all applicable shaded areas on the Stock Order Form. Only one signature is required, unless any account listed in Section 4 requires more than one signature to authorize a withdrawal.

Please review the Prospectus carefully before making an investment decision. **Deliver your completed Stock Order Form, with full payment or withdrawal authorization, so that it is received (not postmarked) by 2:00 p.m., Eastern Time, on ____, 2010.** Stock Order Forms can be delivered by using the enclosed postage paid Stock Order Reply Envelope, by overnight delivery to the Stock Information Center address on the front of the Stock Order Form or by hand-delivery to Atlantic Coast Bank's main banking office, which is located at 505 Haines Ave., Waycross, Georgia or our Deerwood Park office, located at 10328 Deerwood Park Blvd., Jacksonville, Florida. Hand-delivered Stock Order Forms will only be accepted at these locations. **Please do not mail Stock Order Forms to Atlantic Coast Bank.** We are not required to accept Stock Order Forms that are found to be deficient or incorrect, or that do not include proper payment or the required signature.

OVERNIGHT DELIVERY can be made to the Stock Information Center address provided on the front of the Stock Order Form.

QUESTIONS? Call our Stock Information Center, toll-free, at 1-(___) ____ - ____, Monday through Friday from 10:00 a.m. to 4:00 p.m., Eastern Time. The Stock Information Center is not open on weekends or bank holidays.